EXHIBIT A

                   UNDERWRITING AGREEMENT DATED MARCH 5, 1996

                                 Amended 2/29/00

o        AAM Equity Fund
o        Ariston Convertible Securities Fund
o        Ariston Internet Convertible Fund
o        Auxier Focus Fund
o        Carl Domino Equity Income Fund
o        Carl Domino Global Equity Income Fund
o        Carl Domino Growth Fund
o        Columbia Partners Equity Fund
o        Corbin Small-Cap Value Fund
o        Cornerstone MVP Fund
o        Dobson Covered Call Fund
o        Florida Street Bond Fund
o        Florida Street Growth Fund
o        Fountainhead Kaleidoscope Fund
o        Fountainhead Special Value Fund
o        GLOBALT Growth Fund
o        GJMB Growth Fund
o        IMS Capital Value Fund
o        Jumper Strategic Advantage Fund
o        Marathon Value Fund
o        Martin Capital Austin Opportunity Fund
o        Martin Capital Texas Opportunity Fund
o        Martin Capital U.S. Opportunity Fund
o        Shepherd Values Fixed Income Fund
o        Shepherd Values Growth Fund
o        Shepherd Values International Fund
o        Shepherd Values Market Neutral Fund
o        Shepherd Values Small-Cap Fund
o        Shepherd Values VIF Equity Fund
o        The Cash Fund
o        Westcott Nothing But Net Fund
o        Westcott Large-Cap Fund
o        Westcott Fixed Income Fund